Exhibit 5


                                    EXHIBIT 5
                                    ---------





                                    735-8600




                                             November 8, 1995


Zing Technologies, Inc.
115 Stevens Avenue
Valhalla, New York 10595

          Re:  Zing Technologies, Inc.
               Registration Statement on Form SB-2

Gentlemen:

          In our capacity as counsel to Zing Technologies, Inc., a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with a registration statement on Form SB-2 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering an aggregate of up to 199,318 shares (the "Shares") of common stock of the Company, $0.01 par value per share (the "Common Stock"), issued or to be issued upon the exercise of certain warrants (the "Warrants").

          In furnishing our opinion, we have examined the Certificate of Incorporation, as amended, and the By-Laws, as amended, of the Company, and such other instruments and documents as we have deemed relevant and necessary as the basis for our opinion expressed herein. We have examined originals or certified, conformed, or photostatic copies of all documents, the authenticity of which has been established to our satisfaction. In all such examinations, we have assumed the genuineness of all signatures on original and certified documents, and the conformity to executed documents of all executed copies submitted to us as conformed or photostatic copies.





































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Zing Technologies, Inc.
November ___, 1995
Page 2





          Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when paid for and issued in accordance with the terms of the Warrants, will be duly and validly issued shares of Common Stock.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and to the use of our name in the Prospectus under the caption "Legal Matters".

                                        Very truly yours,



                                    /s/ Morrison Cohen Singer & Weinstein, LLP